UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

IOTA COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27587	22-3586087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 1010
Allentown, PA 18101
(Address of principal executive offices)

Registrant’s telephone number, including area code: (855) 743-6478

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on May 4, 2020, Iota Networks, LLC (the “Borrower”), a wholly owned subsidiary of Iota Communications, Inc. (the “Company”), was granted a loan (the “Loan”) from Western Alliance Bank (the “Lender”) in the aggregate amount of $763,600, pursuant to the Paycheck Protection Program (the “PPP”) as administered by the U.S. Small Business Administration (the "SBA") under Division A, Title I of the CARES Act, which was enacted on March 27, 2020.

The Loan was evidenced by a promissory note, dated May 4, 2020 (the “Note”) between the Borrower and the Lender. The interest rate on the Note was 1.00% per annum, with interest accruing on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days.

Under the terms of the CARES Act, PPP loan recipients can apply for, and the SBA can grant forgiveness of, all or a portion of loans made under the PPP, plus any accrued interest, if the recipients have used the PPP loan proceeds for eligible purposes.

On September 1, 2021, the Company received notification from the Lender that the SBA approved the Borrower’s PPP Loan forgiveness application for the entire Loan effective August 30, 2021. The forgiveness of the Loan will be recognized during the Company's fiscal quarter ended August 31, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOTA COMMUNICATIONS, INC.

Date: September 8, 2021	By:	/s/Terrence DeFranco
	Name:	Terrence DeFranco
	Title:	Chief Executive Officer